Exhibit 99.1

Vantage Drilling International Reports Third Quarter Results for 2016

HOUSTON, TX—(MARKET WIRE) November 10, 2016 — Vantage Drilling International (“Vantage” or the “Company”) reported a net loss of approximately $41.5 million or ($8.31) per share for the three months ended September 30, 2016 as compared to the Predecessor reporting net income of approximately $5.2 million for the three months ended September 30, 2015. The weighted-average shares outstanding for the three months ended September 30, 2016 was 5,000,053 whereas in the prior year, as a wholly-owned subsidiary, the Predecessor did not have a comparable outstanding ordinary shares.

Upon emergence from the Company’s Chapter 11 restructuring on February 10, 2016, Vantage adopted fresh-start accounting, which resulted in the Company becoming a new entity for financial reporting purposes. References to “Successor” relate to the financial position and results of operations of the reorganized Vantage as of and subsequent to February 10, 2016. References to “Predecessor” refer to the financial position of Vantage as of and prior to February 10, 2016 and the results of operations prior to February 10, 2016. As a result of the application of fresh-start accounting and the effects of the implementation of our Plan of Reorganization, the financial statements on or after February 10, 2016 are not comparable with the financial statements prior to that date.

For the period from February 10, 2016 to September 30, 2016, Vantage reported a net loss of approximately $106.3 million or ($21.26) per share and the Predecessor for the period January 1, 2016 to February 10, 2016 reported a net loss of approximately $471.0 million. For the nine months ended September 30, 2015, the Predecessor reported net income of approximately $55.8 million.

As of September 30, 2016, Vantage had approximately $241.1 million of available cash as compared to $240.5 million as of June 30, 2016. Additionally, Vantage had $25.7 million available for issuance of letters of credit under its revolving letter of credit facility at the end of the quarter. Ihab Toma, CEO, commented. “Despite very challenging market conditions, we were awarded a new contract for the Emerald Driller in Qatar and continued our strong performance across our operating fleet. We remain committed to maintaining this performance for our customers while operating safely, managing costs and preserving our strong balance sheet position.”

Vantage, a Cayman Islands exempted company, is an offshore drilling contractor, with a fleet of three ultra-deepwater drillships and four ultra-premium jackup drilling rigs. Vantage’s primary business is to contract drilling units, related equipment and work crews primarily on a dayrate basis to drill oil and natural gas wells globally for major, national and large independent oil and natural gas companies. Vantage also provides construction supervision services for, and will operate and manage, drilling units owned by others.

The information above includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements are subject to certain risks, uncertainties and assumptions identified above or as disclosed from time to time in the company’s filings with the Securities and Exchange Commission. As a result of these factors, actual results may differ materially from those indicated or implied by such forward-looking statements. Vantage disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

Public & Investor Relations Contact:

Thomas J. Cimino

Chief Financial Officer

Vantage Drilling International

(281) 404-4700

Vantage Drilling International

Consolidated Statement of Operations

(In thousands, except per share amounts)

(Unaudited)

	Successor		Predecessor
	Three Months Ended September 30, 2016	Period from February 10, 2016 to September 30, 2016	Period from January 1, 2016 to February 10, 2016	Three Months Ended September 30, 2015	Nine Months Ended September 30, 2015
Revenue
Contract drilling services	$34,755	$99,715	$20,891	197,134	608,003
Management fees	993	3,664	752	1,923	5,706
Reimbursables	4,194	14,860	1,897	11,033	31,285

Total revenue	39,942	118,239	23,540	210,090	644,994

Operating costs and expenses
Operating costs	30,983	93,387	25,213	93,950	284,009
General and administrative	10,128	27,991	2,558	5,058	17,749
Depreciation	18,977	49,434	10,696	31,764	95,168

Total operating costs and expenses	60,088	170,812	38,467	130,772	396,926

Income (loss) from operations	(20,146)	(52,573)	(14,927)	79,318	248,068
Other income (expense)
Interest income	11	26	3	28	53
Interest expense and other financing charges (contractual interest of $23,219 for the period from January 1, 2016 to February 10, 2016)	(18,722)	(48,144)	(1,728)	(46,182)	(138,209)
Gain on debt extinguishment	—	—	—	—	10,823
Other, net	669	987	(69)	465	2,285
Reorganization items	35	(606)	(452,923)	—	—

Total other expense	(18,007)	(47,737)	(454,717)	(45,689)	(125,048)

Income (loss) before income taxes	(38,153)	(100,310)	(469,644)	33,629	123,020
Income tax provision	3,373	5,978	2,371	28,439	66,590

Net income (loss)	(41,526)	(106,288)	(472,015)	5,190	56,430
Net income (loss) attributable to noncontrolling interests	—	—	(969)	(4)	663

Net income (loss) attributable to VDI	$(41,526)	$(106,288)	$(471,046)	$5,194	$55,767

Net loss per share, basic and diluted	$(8.31)	$(21.26)	N/A	N/A	N/A
Weighted average successor ordinary shares outstanding, basic and diluted	5,000	5,000	N/A	N/A	N/A

Vantage Drilling International

Supplemental Operating Data

(Unaudited, in thousands, except percentages)

	Successor		Predecessor
	Three Months Ended September 30, 2016	Period from February 10, 2016 to September 30, 2016	Period from January 1, 2016 to February 10, 2016	Three Months Ended September 30, 2015	Nine Months Ended September 30, 2015
Operating costs and expenses
Jackups	$8,836	$29,555	$5,975	$19,990	$65,001
Deepwater	16,045	44,563	15,550	60,127	177,026
Operations support	2,645	7,456	2,219	6,005	21,693
Reimbursables	3,457	11,813	1,469	7,828	20,289

	$30,983	$93,387	$25,213	$93,950	$284,009

Utilization
Jackups	25.6%	43.4%	53.6%	72.0%	81.0%
Deepwater	33.1%	33.2%	33.3%	87.1%	92.9%

Vantage Drilling International

Consolidated Balance Sheet

(In thousands, except share and par value information)

(Unaudited)

	Successor	Predecessor
	September 30, 2016	December 31, 2015
ASSETS
Current assets
Cash and cash equivalents	$241,099	$203,420
Trade receivables	20,892	70,722
Inventory	46,098	64,495
Prepaid expenses and other current assets	15,261	22,106

Total current assets	323,350	360,743

Property and equipment
Property and equipment	900,352	3,481,006
Accumulated depreciation	(49,177)	(532,619)

Property and equipment, net	851,175	2,948,387
Other assets	13,682	23,050

Total assets	$1,188,207	$3,332,180

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$36,683	$49,437
Accrued liabilities	19,799	21,702
Current maturities of long-term debt	1,430	—
VDC note payable	—	61,477

Total current liabilities	57,912	132,616

Long–term debt, net of discount and financing costs of $117,835 and $0	851,682	—
Other long-term liabilities	10,924	33,097
Liabilities subject to compromise	—	2,694,456
Commitments and contingencies
Shareholders’ equity
Predecessor ordinary shares, $0.001 par value, 50 million shares authorized; one thousand shares issued and outstanding	—	—
Predecessor additional paid-in capital	—	595,119
Successor ordinary shares, $0.001 par value, 50 million shares authorized; 5,000,053 shares issued and outstanding	5	—
Successor additional paid-in capital	373,972	—
Accumulated deficit	(106,288)	(138,363)

Total VDI shareholders’ equity	267,689	456,756
Noncontrolling interests	—	15,255

Total equity	267,689	472,011

Total liabilities and equity	$1,188,207	$3,332,180

Vantage Drilling International

Consolidated Statement of Cash Flows

(In thousands)

(Unaudited)

	Successor	Predecessor
	Period from February 10, 2016 to September 30, 2016	Period from January 1, 2016 to February 10, 2016	Nine Months Ended September 30, 2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(106,288)	$(472,015)	$56,430
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation expense	49,434	10,696	95,168
Amortization of debt financing costs	310	—	6,349
Amortization of debt discount	31,075	—	1,813
Reorganization items	—	430,210	—
Non-cash gain on debt extinguishment	—	—	(10,814)
Share-based compensation expense	76	—	—
Deferred income tax benefit	(2,660)	—	(997)
Loss on disposal of assets	634	—	343
Changes in operating assets and liabilities:
Restricted cash	1,000	(1,000)	—
Trade receivables	53,405	(3,575)	48,436
Inventory	(1,856)	223	657
Prepaid expenses and other current assets	(47)	6,893	9,636
Other assets	(1,823)	941	7,789
Accounts payable	2,136	(14,890)	(152,300)
Accrued liabilities and other long-term liabilities	(22,113)	21,152	6,945

Net cash provided by (used in) operating activities	3,283	(21,365)	69,455

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment	(10,107)	116	(31,200)

Net cash provided by (used in) investing activities	(10,107)	116	(31,200)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of long-term debt	(1,072)	(7,000)	(67,980)
Proceeds from issuance of 10% Second Lien Notes	—	76,125	—
Proceeds from borrowings under credit agreements	—	—	150,000
Distributions to VDC	—	—	(498)
Debt issuance costs	(51)	(2,250)	—

Net cash provided by (used in) financing activities	(1,123)	66,875	81,522

Net increase (decrease) in cash and cash equivalents	(7,947)	45,626	119,777
Cash and cash equivalents—beginning of period	249,046	203,420	75,801

Cash and cash equivalents—end of period	$241,099	$249,046	$195,578